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                                  SCHEDULE 13G

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    CUSIP NO. 896942 10 9                                 PAGE 10 OF 10 PAGES
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                                    EXHIBIT A

                      GENERAL PARTNERS OF ASMC-III MCLP LLP


                  Richard A. Charpie, Managing General Partner
                  Peter D. Parker, General Partner
                  Stuart A. Auerbach, General Partner
                  Charles D. Yie, General Partner
                  David J. Parker, General Partner
                  K. Kachadurian, General Partner